Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Lantheus Medical Imaging	Pure Communications
Linda Lennox	Michele Rozen
978-671-8854	617-730-8284

Meara Murphy
978-671-8508

Lantheus Medical Imaging Announces Manufacturing and Supply Agreements with Jubilant HollisterStier LLC for Cardiolite® and Neurolite®

Contracts Advance Company’s Long-term Strategy to Diversify Supply Chain and Secure Future Inventory

No. BILLERICA, Mass. (May 9, 2012) — Lantheus Medical Imaging, Inc., a global leader in developing, manufacturing and distributing innovative diagnostic imaging agents, today announced new manufacturing and supply agreements with Jubilant HollisterStier LLC (JHS). Under separate agreements, JHS will manufacture Cardiolite® (Kit for the Preparation of Technetium Tc99m Sestamibi for Injection) products and Neurolite® (Kit for the Preparation of Technetium Tc99m Bicisate for Injection), each for an initial term of five years and each with an option to renew for an additional five years thereafter. In February 2012, Lantheus entered a similar agreement with JHS to manufacture DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension. Cardiolite® and Neurolite® are technetium-based radiopharmaceutical imaging agents used in single-photon emission computed tomography, or SPECT. DEFINITY® is an ultrasound contrast agent for use in patients with suboptimal echocardiograms.

“Our agreements with JHS are a vital component of a multi-pronged effort to secure the long-term supply of our product portfolio and diversify our supply chain to better position us for the future,” said Don Kiepert, President and Chief Executive Officer, Lantheus Medical Imaging. “We look forward to working with JHS, which has proven expertise in this specialized category and a shared commitment to deliver the highest quality products to our customers and patients.”

Cardiolite®, Neurolite® and DEFINITY® are currently manufactured by Ben Venue Laboratories (BVL). In addition to enlisting JHS to eventually become its primary replacement manufacturer, Lantheus is working to secure secondary manufacturers for Cardiolite®, Neurolite® and DEFINITY® by the end of 2013 as BVL transitions out of the contract manufacturing services business over the next couple of years.

“We’re pleased to team up with Jubilant HollisterStier to lead the manufacturing and supply of our core products,” said Bill Dawes, Vice President of Manufacturing and Supply Chain, Lantheus Medical Imaging. “We are in the final stages of completing technology transfer for DEFINITY® and will be working closely with the company to expedite similar processes for the manufacture of Cardiolite® and Neurolite®.”

“We are pleased to offer our support in the manufacture of these important products. Lantheus and Jubilant HollisterStier share a dedication to quality and commitment to providing safe and effective drug products. We look forward to working together to bring these innovative products to market,” said Marcelo Morales, Chief Executive Officer, Jubilant HollisterStier.

About Cardiolite®

Cardiolite® (Kit for the Preparation of Technetium Tc99m Sestamibi for Injection) is one of the most widely-used cardiac imaging agents and has been used to image more than 40 million patients.(1) For almost two decades, Cardiolite® has played a vital role in the diagnosis and management of patients with known or suspected coronary artery disease.

INDICATION AND IMPORTANT SAFETY INFORMATION REGARDING CARDIOLITE®

Cardiolite® (Kit for the Preparation of Technetium Tc99m Sestamibi for Injection) is a myocardial perfusion agent that is indicated for detecting coronary artery disease by localizing myocardial ischemia (reversible defects) and infarction (non-reversible defects), in evaluating myocardial function and developing information for use in patient management decisions. Cardiolite® evaluation of myocardial ischemia can be accomplished with rest and cardiovascular stress techniques (e.g., exercise or pharmacologic stress in accordance with the pharmacologic stress agent’s labeling). It is usually not possible to determine the age of a myocardial infarction or to differentiate a recent myocardial infarction from ischemia.

Exercise and pharmacologic stress testing should be performed only under the supervision of a qualified physician. Cardiolite® has been rarely associated with acute severe allergic events of angioedema and urticaria. The most frequently reported adverse events include headache, chest pain/angina, ST segment changes on ECG, nausea, and abnormal taste and smell.  For full prescribing information, please visit www.cardiolite.com. Cardiolite® is a registered trademark of Lantheus Medical Imaging, Inc.

About Neurolite®

Neurolite® (Kit for the Preparation of Technetium Tc99m Bicisate for Injection) is a SPECT brain imaging agent for localization of stroke in patients in whom stroke has already been diagnosed.

INDICATIONS:

Neurolite® single photon emission computerized tomography (SPECT) is indicated as an adjunct to conventional CT or MRI imaging in the localization of stroke in patients in whom stroke has already been diagnosed. Neurolite® is not indicated for assessment of functional viability of brain tissue or for distinguishing between stroke and other brain lesions.

CONTRAINDICATIONS:

None known.

IMPORTANT SAFETY INFORMATION:

In clinical trials, Neurolite® has been administered to 1063 subjects (255 normals, 808 patients).  In the 808 patients with neurologic events, there were 11 (1.4%) deaths, none of which were clearly attributed to Neurolite®.

The following adverse effects were observed in < 1% of the subjects: headache, dizziness, seizure, agitation/anxiety, malaise/somnolence, parosmia, hallucinations, rash, nausea, syncope, cardiac failure, hypertension, angina, and apnea/cyanosis.

WARNINGS:

None known.

PRECAUTIONS:

General use with caution in patients with renal or hepatic impairment. Technetium Tc99m Bicisate is eliminated primarily by renal excretion. Whether Technetium Tc99m Bicisate is dialyzable is not known.  Dose adjustments in patients with renal or hepatic impairment have not been studied.

Patients should be encouraged to drink fluids and to void frequently during the 2-6 hours immediately after injection to minimize radiation dose to the bladder and other target organs.  As with any other radioactive material, appropriate shielding should be used to avoid unnecessary radiation exposure to the patient, occupational workers, and other people.  Radiopharmaceuticals should be used only by physicians who are qualified by specific training in the safe use and handling of radionuclides.

About DEFINITY®

DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension is an ultrasound contrast agent for use in patients with suboptimal echocardiograms (see Indications below and find full Prescribing Information at http://www.definityimaging.com).(2) Since its launch in 2001, activated DEFINITY® has been administered to more than 3.5 million patients.(3)

INDICATIONS

Activated DEFINITY® (Perflutren Lipid Microsphere) Injectable Suspension is indicated for use in patients with suboptimal echocardiograms to opacify the left ventricular chamber and to improve the delineation of the left ventricular endocardial border.

CONTRAINDICATIONS

Do not administer DEFINITY® to patients with known or suspected right-to-left, bi-directional or transient right-to-left cardiac shunts, by intra-arterial injection, or to patients with known hypersensitivity to perflutren.

IMPORTANT SAFETY INFORMATION

WARNING:  Serious Cardiopulmonary Reactions

Serious cardiopulmonary reactions, including fatalities, have occurred uncommonly during or following perflutren-containing microsphere administration [See WARNINGS AND PRECAUTIONS (5.1)].  Most serious reactions occur within 30 minutes of administration.

•                  Assess all patients for the presence of any condition that precludes DEFINITY® administration [See CONTRAINDICATIONS (4)].

•                  Always have resuscitation equipment and trained personnel readily available.

In post marketing use, rare but serious cardiopulmonary or anaphylactoid reactions have been reported during or shortly following perflutren-containing microsphere administration [See ADVERSE REACTIONS (6)]. The risk for these reactions may be increased among patients with unstable cardiopulmonary conditions [See Postmarketing Experience (6.2)]. It is not always possible to reliably establish a causal relationship to drug exposure due to the presence of underlying cardiopulmonary disease.

Please see full Prescribing Information, including boxed WARNING regarding serious cardiopulmonary reactions, on www.definityimaging.com.

About Lantheus Medical Imaging, Inc.

Lantheus Medical Imaging, Inc., a global leader in developing, manufacturing and distributing innovative diagnostic imaging agents, is dedicated to creating and providing pioneering medical imaging solutions to improve the treatment of human disease. The Company’s proven success in the field of diagnostic imaging provides a strong platform from which to bring forward breakthrough new tools for the diagnosis and management of disease. Lantheus has approximately 600 employees worldwide with headquarters in North Billerica, Massachusetts, and offices in Puerto Rico, Canada and Australia. For more information, visit www.lantheus.com.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that may be described from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

(1) 2001-2011 AMR/Arlington Medical Resources, LLC. All rights reserved. Reproduction, distribution, transmission or publication is prohibited.

(2) DEFINITY® (Package Insert), North Billerica, MA, Lantheus Medical Imaging, Inc., 2011.

(3) ©2001-2011 AMR/Arlington Medical Resources, LLC All right reserved. Reproduction, distribution, transmission or publication is prohibited. Reprinted with permission.

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